Exhibit 8.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
301 S. College Street Suite 2300 Charlotte, North Carolina 28202 T 704.417.3000 F 704.377.4814 nelsonmullins.com

June 21, 2019

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

10 Terrace Road

Ladera Ranch, California 92694

Re:	Qualification as a Real Estate Investment Trust

Ladies and Gentlemen:

We serve as tax counsel to Strategic Student & Senior Housing Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of federal income tax law arising out of the sale and issuance by the Company of up to $1,095,000,000 worth of shares (the “Shares”) of common stock, $0.001 par value per share, consisting of Class Y common stock and Class Z common stock offered in the primary offering and Class A common stock, Class T common stock, Class W common stock, Class Y common stock, and Class Z common stock offered pursuant to the Company’s distribution reinvestment plan (the “DRP”) (all such classes of common stock collectively, “Common Stock”). The Shares are to be issued pursuant to the Company’s Registration Statement on Form S-11, as amended to date (Registration No. 333-220646) or are being registered via an amendment to such Form S-11 (collectively, the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”) on or about the date of this opinion letter (this “Opinion Letter”). The Company has reserved the right to reallocate shares of Common Stock being offered among the classes of Common Stock and between the Company’s primary offering and the DRP. This Opinion Letter is being provided at the Company’s request in connection with the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.

The Registration Statement and the related form of prospectus included therein (including, without limitation, the form of Subscription Agreement attached to the prospectus as Appendix A and the DRP attached to the prospectus as Appendix B) in the form in which it was or is being transmitted to the Commission under the 1933 Act;

2.

The Second Articles of Amendment and Restatement of the Company, as amended by the Articles of Amendment dated June 14, 2018 (together, the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

CALIFORNIA | COLORADO | DISTRICT OF COLUMBIA | FLORIDA | GEORGIA | MARYLAND | MASSACHUSETTS | NEW YORK

NORTH CAROLINA | SOUTH CAROLINA | TENNESSEE | WEST VIRGINIA

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

June 21, 2019

3.

The form of the Articles Supplementary to the Second Articles of Amendment and Restatement of the Company (the “Articles Supplementary,” and, together with the Charter, the “Amended Charter”), to be filed with the SDAT on or prior to the effective date of the above-referenced Registration Statement;

4.	The bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.

The Third Amended and Restated Limited Partnership Agreement of SSSHT Operating Partnership, L.P. (the “Operating Partnership”) dated May 1, 2018, as amended, certified as of the date hereof by an officer of the Company, and the form of Amendment No. 2 to the Third Amended and Restated Limited Partnership Agreement of the Operating Partnership as filed or being filed with the Registration Statement, to be executed on or prior to the effective date of the Registration Statement; and

6.	Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

In connection with the opinions rendered below, we have assumed, with your consent, that:

1.	Any of the documents listed above which we reviewed in proposed form have been or will be duly executed without material changes from the documents reviewed by us;

2.

Each of the documents referred to above has been duly authorized, executed, and delivered by all parties other than the Company; is authentic, if an original, or is accurate, if a copy; has not been amended except as set forth above; and any natural person has the requisite legal capacity to act;

3.	The Articles Supplementary, in substantially the form examined by us, shall have been timely filed with the SDAT in the form and manner required by law.

4.

During its taxable year ended December 31, 2018, and future taxable years, the Company has operated and will operate in a manner that will make the factual representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the “Officer’s Certificate”), true for such years;

5.	Other than as set forth above, the Company will not make any amendments to its organizational documents after the date of this Opinion Letter that would affect the opinions expressed below; and

6.	No action will be taken by the Company after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificate. After reasonable inquiry, we are not aware of any facts that are inconsistent with the representations contained in the Officer’s Certificate. Furthermore, where the factual representations in the Officer’s Certificate involve terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have reviewed with the individuals making such representations the relevant provisions of the Code, the applicable Regulations, the published rulings of the Service, and other relevant authority.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

June 21, 2019

Based on the documents and assumptions set forth above, the representations set forth in the Officer’s Certificate, and the discussion in the Registration Statement under the caption “Federal Income Tax Considerations” (which is incorporated herein by reference), we are of the opinion that:

1.

The Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) pursuant to sections 856 through 860 of the Code beginning with the Company’s taxable year ended December 31, 2017, and the Company’s proposed method of operation will enable it to meet the qualifications and requirements for taxation as a REIT under the Code for its taxable year ended December 31, 2018 and thereafter; and

2.

The descriptions of the law and the legal conclusions contained in the Registration Statement under the caption “Federal Income Tax Considerations” are correct in all material respects, and the discussions thereunder fairly summarize the U.S. federal income tax considerations that are likely to be material to a holder of shares of the Common Stock.

We do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness, or fairness of the statements contained in the Registration Statement (other than the descriptions of the law and the legal conclusions contained in the Registration Statement under the caption “Federal Income Tax Considerations” as set forth in 2. above).

The opinion regarding the Company’s ability to qualify as a REIT depends upon the Company’s ability, through its actual operations, to meet the numerous REIT qualification tests imposed by the Code, including requirements relating to distribution levels and diversity of stock ownership of the Company, and the various qualification tests imposed under the Code, the results of which will not be reviewed by us. Further, our opinions are subject to and limited by the assumption that the offering and issuance of Common Stock pursuant to the Registration Statement will be made as provided in the Registration Statement, including the assumption that all purchasers of the shares of Common Stock will meet the suitability standards provided in the Registration Statement, will complete and execute the subscription agreement, and will pay the subscription price. We will not review on a continuing basis the Company’s compliance with such qualification tests, documents, assumptions or representations.

The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other U.S. federal income tax matters or to any issues arising under the tax laws of any other country, or any state or locality. Such opinions are based on the Code, the Regulations, and existing administrative and judicial interpretations thereof (including private letter rulings issued by the Service), all as they exist as of the date of this Opinion Letter. We undertake no obligation to update the opinions expressed in this Opinion Letter after the date of this Opinion Letter. This Opinion Letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

Other than as expressly stated above, we express no opinion on any issue relating to the Company including, without limitation, any investment therein.

This Opinion Letter is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to the use of the name of our firm under the captions “Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

June 21, 2019

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP